UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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ZIPRECRUITER, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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ZipRecruiter, Inc.
604 Arizona Avenue
Santa Monica, California 90401
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON TUESDAY, JUNE 14, 2022
To Our Stockholders:
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of ZipRecruiter, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 14, 2022, at 10:00 a.m. Pacific Time, via live webcast, for the following purposes:
•To elect Ian Siegel and Cipora Herman as Class I Directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified; and
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock at the close of business on April 21, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder (i) for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Ryan Sakamoto, Chief Legal Counsel, General Counsel and Secretary, at legal@ziprecruiter.com, stating the purpose of the request and providing proof of ownership of Company stock, and (ii) during the Annual Meeting, via the Internet at www.virtualshareholdermeeting.com/ZIP2022. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via telephone or online. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

/s/ Ian Siegel
Ian Siegel
Chief Executive Officer

Santa Monica, California

April 28, 2022
Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 14, 2022: the Proxy Statement and our Annual Report on Form 10-K are available at https://ziprecruiter-investors.com.

PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
ZIPRECRUITER, INC.
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON TUESDAY, JUNE 14, 2022
This proxy statement is furnished in connection with the solicitation by the Board of Directors of ZipRecruiter, Inc. (the “Board of Directors” or “Board”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 14, 2022 (the “Annual Meeting”), at 10:00 a.m. Pacific Time, via live webcast, and at any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of shares of our Class A common stock, $0.00001 par value per share (the “Class A common stock”), and Class B common stock, $0.00001 par value per share (the “Class B common stock” and together with the Class A common stock, the “Common Stock”), at the close of business on April 21, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 87,485,711 shares of Class A common stock representing the same number of votes and 30,361,349 shares of Class B common stock representing 607,226,980 votes issued and outstanding and entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. Each share of Class B common stock is entitled to twenty votes on any matter presented to stockholders at the Annual Meeting. The holders of the shares of Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.
This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) will be released on or about April 28, 2022 to our stockholders on the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “ZipRecruiter” refer to ZipRecruiter, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 14, 2022:
This proxy statement and our 2021 Form 10-K are available at
https://ziprecruiter-investors.com.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZIP2022.
Proposals
At the Annual Meeting, our stockholders will be asked:
•To elect Ian Siegel and Cipora Herman as Class I Directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified; and
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the election of Ian Siegel and Cipora Herman as Class I Directors; and

•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because ZipRecruiter’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, ZipRecruiter is making this proxy statement and its 2021 Form 10-K available to its stockholders electronically via the Internet. On or about April 28, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Form 10-K and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Form 10-K. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and are each receiving a set of proxy materials but wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.
QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 21, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote for all matters before the Annual Meeting and each outstanding share of Class B common stock is entitled to twenty votes for all matters before the Annual Meeting. At the close of business on the Record Date, there were 87,485,711 shares of Class A common stock and 30,361,349 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of the shares of Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. As of the record date, 87,485,711 shares of Class A common stock representing the same number of votes and 30,361,349 shares of Class B common stock representing 607,226,980 votes were issued and outstanding. Thus, the presence, via live webcast or by proxy, of the holders of Class A common stock or Class B common stock or a combination thereof representing at least 347,356,346 votes will be required to establish a quorum.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.
Who can attend and vote at the Annual Meeting?
In light of the ongoing COVID-19 pandemic and in order to allow greater participation, the Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/ZIP2022. You will also be able to vote your shares electronically at the Annual Meeting.
To participate and vote at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record
We recommend that stockholders vote by proxy even if they plan to participate in the online Annual Meeting and vote electronically. If you are a stockholder of record, there are several ways to vote your shares:
•by Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•by Mail: You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail;
•by QR code: You can vote by scanning the QR code on the Internet Notice or proxy card with your mobile device; or
•at the virtual Annual Meeting: You may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/ZIP2022. To be admitted to the Annual Meeting and vote your shares, you must register to attend the Annual Meeting at www.virtualshareholdermeeting.com/ZIP2022 and provide the 16-digit control number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 13, 2022. In light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via the Internet or telephone. The meeting webcast will begin promptly at 10:00 a.m., Pacific Time, on June 14, 2022.
Beneficial Owners
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/ZIP2022 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the stockholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy or change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of ZipRecruiter prior to the Annual Meeting; or
•by attending and voting during the Annual Meeting live webcast.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.
Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
PROPOSAL 1: ELECTION OF DIRECTORS	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, the proposal regarding the election of directors is a non-routine matter and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.
PROPOSALS TO BE VOTED ON
PROPOSAL 1: Election of Directors
At the Annual Meeting, two Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have seven directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
Our Board of Directors is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the 2023 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual

Meeting of Stockholders. The current Class I Directors are Ian Siegel and Cipora Herman; the current Class II Directors are Brie Carere, Brian Lee and Eric Liaw; and the current Class III Directors are Emilie Choi and Blake Irving.
As indicated in our Restated Bylaws, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by the Board of Directors. Any additional directorships resulting from an increase in the number of directors may be filled by a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.
CLASS I DIRECTOR NOMINEES (SUBSEQUENT TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)
The nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Positions with ZipRecruiter
Ian Siegel	48	Chief Executive Officer and Chairperson of the Board
Cipora Herman	48	Lead Independent Director
Ian Siegel has served as our Chief Executive Officer and member of our Board of Directors since June 2010. Mr. Siegel also previously served as our President from June 2010 to December 2021. From 1998 to 2001, Mr. Siegel served as the Vice President of Web Development of Stamps.com Inc., an internet-based mailing and shipping services company. From 2001 to 2006, Mr. Siegel served as the Vice President of Web Development at Rent.com, an online apartment marketplace. From 2006 to 2009, Mr. Siegel served as Vice President of Product and Technology of Pictage, Inc., an online platform for photographers. From July 2009 until January 2011, Mr. Siegel served as Chief Product Officer for MyLife.com, an information brokerage firm. Mr. Siegel holds a B.A. in Sociology with a minor in English from Oberlin College. Mr. Siegel was selected to serve on our Board of Directors because of his experience in the software industry and his perspective and experience as our Chief Executive Officer.
Cipora Herman has served as a member of our Board of Directors since October 2018. From January 2021 to April 2022, Ms. Herman served as the Chief Financial Officer for LA28, The Los Angeles Organizing Committee for the Olympic and Paralympic Games 2028. Ms. Herman has served as a member of the board of directors of Opendoor Technologies, Inc., an online real estate company, since December 2020, and previously served on the board of directors for Social Capital Hedosophia Holdings Corp II, a special purpose acquisition corporation that merged with Opendoor Technologies in December 2020. Since June 2020, she has served as an executive and philanthropic advisor to Athlete’s Voices, a non-profit organization. Ms. Herman also previously served on the board of directors of MINDBODY, Inc., a software-as-a-service company, from October 2016 to February 2019, and Memery, Inc., a technology startup, from April 2015 to January 2021. From February 2017 until June 2018, Ms. Herman served as Chief Financial Officer of Mori, Inc., a social e-reader platform. From October 2012 to April 2016, Ms. Herman served as the Chief Financial Officer of the National Football League’s San Francisco 49ers, a professional sports team. From 2007 to 2012, Ms. Herman served as the Vice President & Treasurer of Facebook, Inc., a social media company. From 2003 to 2007, Ms. Herman held several positions at Yahoo!, Inc., a web services provider, including Director of Corporate Treasury, Assistant Treasurer, and Vice President of Finance and Treasurer. From 1996 to 2003, Ms. Herman held finance positions at Franklin Templeton Investments, an investment firm, Hewlett-Packard Company, a public hardware technology and services company, Agilent Technologies, an analytical instrumentation development and manufacturing company, and Siebel Systems, Inc., a software company. Ms. Herman holds an A.B. in International Relations, an M.A. in International Development Policy and an M.B.A., each received from Stanford University. Ms. Herman was selected to serve on our Board of Directors because of her financial expertise and experience as a director of publicly and privately held companies.
CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)
The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Positions with ZipRecruiter
Brie Carere	44	Director
Brian Lee	51	Director
Eric Liaw	44	Director
Brie Carere has served as a member of our Board of Directors since March 2022. Ms. Carere has served in various roles throughout her 20-plus year tenure at FedEx Corporation. Currently, Ms. Carere serves as Executive Vice President, Chief Marketing and Communications Officer of FedEx Corporation and has done so since January 2019. From October 2016 to December 2018, Ms. Carere served as SVP Global Portfolio Marketing of FedEx Services. From October 2010 to October 2016, Ms. Carere served as Vice President of Marketing, Customer Experience and Corporate Communications at FedEx Express Canada. Ms. Carere holds a B.S. in Commerce from McMaster University of Ontario, Canada. Ms. Carere was selected to serve on our Board of Directors because of her experience and expertise as an executive of a multi-national corporation.
Brian Lee has served as a member of our Board of Directors since April 2015. Mr. Lee is the co-founder and Managing Director of BAM Ventures and has served in this capacity since 2015, and currently serves as a board member at the Lowell Milken Institute of Business Law and Policy at the University of California, Los Angeles, as well as at TCW Special Purpose Acquisition Corp., a special purpose acquisition company. Mr. Lee has founded and served as CEO or President of several companies. Mr. Lee co-founded The Honest Co., a consumer goods company, where he served as Chief Executive Officer from 2013 to May 2017. In 2009, Mr. Lee co-founded ShoeDazzle.com Inc., an ecommerce website for women’s shoes, where he served as Chief Executive Officer. In 2000, Mr. Lee co-founded LegalZoom.com, Inc., an online legal services platform, where he served as the company’s President. Mr. Lee holds a B.A. in Economics and Business and a J.D., each from the University of California, Los Angeles. Mr. Lee was selected to serve on our Board of Directors because of his expertise in building and operating companies as a serial entrepreneur.
Eric Liaw has served as a member of our Board of Directors since August 2014. Mr. Liaw is a General Partner at Institutional Venture Partners (“IVP”), a venture capital and private equity firm, where he has worked since 2011. Mr. Liaw serves as a member of the board of directors of The Honest Company and Lulu’s Fashion Lounge Holdings, Inc., as well as a member of the board of directors of a number of privately held companies. Mr. Liaw previously served as a member of the board of directors of MINDBODY, Inc., a software-as-a-service company, from 2014 to 2019. MINDBODY was publicly traded from 2015 to 2019. From 2003 to 2011, Mr. Liaw served as Vice President at Technology Crossover Ventures, a venture capital firm. From 2001 to 2003, Mr. Liaw served as a Technology Investment Banker at Morgan Stanley, an investment bank. Mr. Liaw holds a B.A. in Economics with a minor in Computer Science and an M.S. in Management Science and Engineering from Stanford University. Mr. Liaw was selected to serve on our Board of Directors because of his experience in the venture capital industry and as a director of both publicly and privately held technology companies.
CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Positions with ZipRecruiter
Emilie Choi	43	Director
Blake Irving	62	Director

Emilie Choi has served as a member of our Board of Directors since April 2018. Ms. Choi currently serves as President and Chief Operating Officer at Coinbase Global, Inc., where she has worked since March 2018, previously as Vice President of Corporate and Business Development from March 2018 until May 2019. Ms. Choi previously served as a member of the board of directors of Naspers Limited and Prosus N.V., a subsidiary of Naspers Limited. Previously, Ms. Choi served as the Vice President and Head of Corporate Development at LinkedIn Corp. from December 2009 to March 2018. Ms. Choi served as a Manager of Corporate Business Development and Strategy from 2007 to 2008 and as Director of Digital Business Strategy and Operations from 2008 to 2009 at Warner Bros. Entertainment, Inc. Ms. Choi also served as a Senior Analyst of Corporate Development and Strategy at Yahoo!, Inc. from 2003 to 2005, and as a Senior Analyst in Investment Banking at Legg Mason Wood Walker, Inc. from 2000 to 2003. Ms. Choi holds a B.A. in Economics from Johns Hopkins University and an M.B.A. from the Wharton School. Ms. Choi was selected to serve on our Board of Directors because of her operational expertise and management experience.
Blake Irving has served as a member of our Board of Directors since October 2018. Mr. Irving currently serves as a member of the board of directors of Autodesk and DocuSign, Inc. and is an advisor to the McLaren Formula One team. From 2012 to January 2018, Mr. Irving served as the CEO of GoDaddy, Inc., a domain registrar and web hosting company. From 2010 to 2012, Mr. Irving served as Executive Vice President and Chief Product Officer at Yahoo!, Inc., a web services company. From 2009 to 2010, Mr. Irving served as a professor at Pepperdine’s Graziadio Business School. From 1992 to 1998, Mr. Irving served as General Manager, and from 1999 to 2007 Mr. Irving served as Corporate Vice President of Global Cloud Platforms, each at Microsoft Corporation, a technology company. Mr. Irving holds a B.A. in Art from San Diego State University and an M.B.A. from Pepperdine Graziadio Business School. Mr. Irving was selected to serve on our Board of Directors because of his experience in management and as a director of publicly held technology companies.
PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting via live webcast, to have an opportunity to make a statement if desired, and to be available to respond to appropriate questions from stockholders.
In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee would reconsider the appointment. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of ZipRecruiter.
VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority of the votes cast. Abstentions will have no effect on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Cipora Herman (Chair)
Brian Lee
Eric Liaw

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2021	2020
Audit Fees	$2,930,300	$760,000
Audit-Related Fees	—	—
Tax Fees	305,225	80,288
All Other Fees	3,600	900
Total Fees	$3,239,125	$841,188
AUDIT FEES
Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and related accounting consultations and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with our direct listing in 2021.
AUDIT-RELATED FEES
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees in 2021 or 2020.
TAX FEES
Tax fees consist of fees for tax compliance and advice services.
ALL OTHER FEES
All other fees consist of subscription fees for an accounting research tool.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also adopt a policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. All of the services relating to the fees described in the table above were pre-approved by our Audit Committee.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position(s)
Ian Siegel	48	Chief Executive Officer and Chairperson of the Board
Renata Dionello	47	Chief People Officer
Amy Garefis	40	Chief Accounting Officer
Qasim Saifee	42	Chief Operating Officer
Ryan Sakamoto	48	Chief Legal Officer, General Counsel and Secretary
Boris Shimanovsky	48	Chief Technology Officer
David Travers	45	President
Timothy Yarbrough	38	Chief Financial Officer
Ian Siegel has served as our Chief Executive Officer and a member of our Board of Directors since June 2010. Mr. Siegel’s biographical information is set forth above under the heading “Proposal 1: Election of Directors—Class I Director Nominees.”
Renata Dionello has served as our Chief People Officer since September 2020. From April 2015 to April 2018, Ms. Dionello served as the Head of Strategic Initiatives, and from April 2018 to August 2020, Ms. Dionello served as the Head of Corporate Development, each at Sony Interactive Entertainment, Inc., an entertainment company. From 2013 to 2015, Ms. Dionello served as Senior Director and Head of Planning and Strategic Initiatives of eBay Marketplaces at eBay, Inc., an e-commerce company. From 2011 to 2013, Ms. Dionello served as Head of Market Development at PayPal Holdings, Inc., an online payment systems company. From 2009 to 2011, Ms. Dionello served as Chief of Staff to the CEO at eBay, Inc. From 2008 to 2009, Ms. Dionello served as Director of Consumer Business Development at PayPal Holdings, Inc. From 2006 to 2008, Ms. Dionello served as VP of Marketing and Senior Director of Product Management at Pictage, Inc. From 2005 to 2006, Ms. Dionello served as Head of Strategy at Rent.com. From 2002 to 2005, Ms. Dionello served as a Manager of Corporate Strategic Planning at the Walt Disney Company, an entertainment conglomerate. From 1999 to 2000, Ms. Dionello served as a Project Manager at Universal Music Group, a music entertainment company. From 1997 to 1999, Ms. Dionello served as an Associate at Boston Consulting Group, a management consulting firm. Ms. Dionello holds an M.Eng. from the University of Oxford and an M.B.A. from Harvard Business School.
Amy Garefis has served as our Chief Accounting Officer since December 2021. Ms. Garefis previously served as our Controller from November 2013 to December 2021 and Senior Vice President of Accounting from July 2019 to December 2021, as well as other management positions with ZipRecruiter including Vice President of Accounting from June 2015 to July 2019. From 2011 to 2013, Ms. Garefis served as Vice President and Controller at Wedbush Securities, Inc., a financial services and investment firm. From 2008 to 2011, Ms. Garefis worked as an Accounting Manager at Sony Pictures Entertainment, Inc., an entertainment company. From 2002 to 2008, Ms. Garefis served as an Accounting Manager at Montgomery & Co., LLC, an investment bank. Ms. Garefis is a Certified Public Accountant and holds a B.A. in Economics from the University of California, Santa Barbara.
Qasim Saifee has served as our Chief Operating Officer since September 2021. Mr. Saifee previously served as our Vice President of Marketplace Strategy from June 2018 to December 2019 and as our Chief Marketing Officer from January 2020 to September 2021. From February 2017 to June 2018, Mr. Saifee served as Senior Vice President of Publishing at Scopely, Inc., an entertainment and mobile gaming company. From 2008 to February 2017, Mr. Saifee served as Senior Vice President and General Manager of Monetization at OpenX Software Ltd., a programmatic advertising company. From 2005 to 2008, Mr. Saifee served as Senior Director at Yahoo! Inc., a web services provider. From June to August 2004, Mr. Saifee was a consultant at Bain & Company, Inc., a management consulting firm. From 2000 to 2003, Mr. Saifee served as a Senior Analyst of Corporate Strategic Planning at the Walt Disney Company. Mr. Saifee holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from Harvard Business School.
Ryan Sakamoto has served as our Chief Legal Officer since July 2021, General Counsel since September 2016 and Secretary since January 2021. From June 2015 to September 2016, Mr. Sakamoto served as General Counsel at Realty Mogul, Co., a real estate investment company. From 2011 to 2015, Mr. Sakamoto served as General Counsel and Chief Administrative Officer at Wedbush, Inc., a financial services and investment firm. From 2006 to 2011, Mr. Sakamoto served as Senior Vice President and General Counsel at Madison Tyler Holdings, LLC, a financial services company. From 2003 to 2004, Mr. Sakamoto served as Vice President and General Counsel at Coast Asset Management, LLC, an

investment bank. From 2001 to 2003, Mr. Sakamoto worked as an attorney at McDermott, Will & Emery LLP, a law firm. From 1998 to 2001, Mr. Sakamoto worked as an attorney at Riordan & McKinzie LLP, a law firm. Mr. Sakamoto holds an A.B. in Social Studies from Harvard University, an M.B.A. from the University of California, Los Angeles, Anderson School of Management, and a J.D. from University of California, Berkeley School of Law.
Boris Shimanovsky has served as our Chief Technology Officer since June 2020. From April to June 2020, Mr. Shimanovsky served as Senior Vice President of Engineering at Foursquare Labs, Inc., a location data platform. From August 2008 to April 2020, Mr. Shimanovsky served as the Chief Technology Officer at Factual, Inc., a location data company. From 1998 to 2008, Mr. Shimanovsky served as Chief Technology Officer at Xap Corporation, an education company. From 1995 to 1998, Mr. Shimanovsky co-founded and worked at Chronos Software Group, a company that operated a suite of websites focused on software. Mr. Shimanovsky holds a B.S. in Physiological Science and an M.S. in Computer Science from the University of California, Los Angeles.
David Travers has served as our President since December 2021. Mr. Travers previously served as our Chief Financial Officer from December 2015 to December 2021. Mr. Travers is the Managing Partner of Basepoint Ventures, where he has served since August 2014, and is a Partner at Rustic Canyon Partners, where he has served since 2005, both of which are venture capital firms. From 2002 to 2003, Mr. Travers served as an Executive Assistant to the National Security Advisor in the White House. From 1999 to 2002, Mr. Travers worked in Strategic Planning at the Walt Disney Company. Mr. Travers holds a B.A. in International Relations from Stanford University and an M.B.A. from Harvard Business School.
Timothy Yarbrough has served as our Chief Financial Officer since December 2021. Mr. Yarbrough previously served as our Chief Business Officer from September 2020 to December 2021, as our Senior Vice President of Finance from February 2017 to September 2020 and as our Vice President of Finance from November 2014 to January 2017. From 2013 to 2014, Mr. Yarbrough served as the Director of Finance at Convertro, Inc., a business intelligence platform. Mr. Yarbrough previously has also held multiple financial, strategic and operational positions across several business segments at Qualcomm Inc., a semiconductor and telecommunications company, including as a Manager of Financial Planning and Analysis from 2011 to 2013, Finance Manager in Wireless Connectivity from 2009 to 2011, and as a Strategy & Finance Professional in the Strategic Finance group of FLO TV (a subsidiary of Qualcomm) from 2006 to 2009. Mr. Yarbrough holds a B.S. in Accounting from Oral Roberts University and an M.B.A. from the University of Wisconsin-Madison School of Business.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of ZipRecruiter. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of our investor relations website located at ziprecruiter-investors.com, or by writing to our Secretary at our offices at 604 Arizona Avenue, Santa Monica, CA 90401.
Board Composition
Our Board of Directors currently consists of seven members: Ian Siegel, Brie Carere, Emilie Choi, Cipora Herman, Blake Irving, Brian Lee and Eric Liaw. As indicated in our Restated Bylaws, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by the Board of Directors. Any additional directorships resulting from an increase in the number of directors may be filled only by a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors.
Our Board of Directors is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur.
Director Independence
Our Board of Directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has affirmatively determined that each of Brie Carere, Emilie Choi, Cipora Herman, Blake Irving, Brian Lee and Eric Liaw is an “independent director,” as defined under the rules of the New York Stock Exchange (the “NYSE”). In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Additionally, the Board may, either directly or upon the recommendation of the Nominating and Corporate Governance Committee, consider the minimum qualifications set forth below, any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and the desired qualifications, expertise, and characteristics of Board members.
The Nominating and Governance Committee and the Board of Directors believe that candidates for director should have certain minimum qualifications, including, without limitation:
•demonstrated business acumen and leadership, and high levels of accomplishment;
•experience with high-growth companies;
•ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;
•commitment to understand ZipRecruiter and its business, industry, and strategic objectives;
•integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;
•ability to read and understand financial statements and other financial information pertaining to ZipRecruiter;
•commitment to enhancing stockholder value;

•willingness to act in the interest of all stockholders; and
•for directors who are not current or former employees, independence under the NYSE listing standards and other applicable rules and regulations.
Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines whether candidates meet the qualifications desired by the committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider independence, integrity, diversity (including with respect to race, ethnicity, gender and sexuality), geography, financial skills and other expertise, breadth of experience, knowledge about the Company’s business and industry, willingness and ability to devote adequate time and effort to the Board, ability to contribute to the Board’s overall effectiveness and the needs of the Board and its committees. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee considers the size and breadth of the Company’s business and the need for Board diversity, and will recommend candidates with the goal of developing an experienced, diverse and highly qualified Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, ZipRecruiter, Inc., 604 Arizona Avenue, Santa Monica, CA 90401. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the chairperson of the Board, chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 604 Arizona Avenue, Santa Monica, CA 90401, who will review all incoming communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Ms. Herman, Mr. Irving and Mr. Liaw, with Mr. Liaw serving as chairperson. No member of our Compensation Committee is or has been an officer or employee of the Company.
During 2021, none of our executive officers served as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Board Leadership Structure and Role in Risk Oversight
Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined, and our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, Ian Siegel serves as both our Chief Executive Officer and Chairperson of the Board. The Board has carefully considered its leadership structure and determined that combining the positions of Chief Executive Officer and Chairperson of the Board currently serves the best interests of the Company and its stockholders. Specifically, the Board believes that Mr. Siegel is best situated to serve as Chairperson given his deep knowledge of our business and strategy and ability to draw on that experience in order to provide the Board, in coordination our lead independent director, leadership to focus its discussions, review and oversight of the Company’s strategy, business, and operating and financial performance.
We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that whenever our Chairperson of the Board is also our Chief Executive Officer, the independent directors will elect a lead independent director. Our Corporate Governance Guidelines provide that the lead independent director’s responsibilities include, but are not limited to: calling separate meetings of the independent directors; coordinating with the Chairperson to set Board meeting agendas; and serving as the principal liaison between the Chairperson of the Board and the independent directors. Cipora Herman currently serves as our lead independent director.
Our Board of Directors and its committees are responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. The Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and oversees the management of financial and cybersecurity and other information technology risks. The Compensation Committee is responsible for overseeing the management of compensation-related risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest, as well as risks relating to corporate responsibility and sustainability. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Board’s Role in Strategic Oversight
Our Board of Directors is responsible for overseeing the development and execution of our long-term strategy and is regularly involved in our strategic planning process. The Board periodically reviews the Company’s progress against its strategic goals, including the three pillars of our long-term strategy, throughout the year and continuously provides valuable perspective on the strategic issues that are most important to ZipRecruiter.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available in the “Governance” section of our investor relations website located at ziprecruiter-investors.com. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees and any entities they control from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sale contracts, or contributing our securities to exchange funds in a manner that could be interpreted as hedging in our stock.
Attendance by Members of the Board of Directors at Meetings
There were seven (7) meetings of the Board of Directors during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, except for Emilie Choi and Brian Lee, each director then in office attended at least 75% of the aggregate of (i) all meetings of the Board of Directors, and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. This Annual Meeting will be our first annual meeting of our stockholders as a public company.
Executive Sessions
The non-management members of the Board meet in regularly scheduled executive sessions. Cipora Herman, as the current lead independent director, presides over the regularly scheduled executive sessions at which she is present.

Committees of the Board
Our Board has established three standing committees (Audit, Compensation, and Nominating and Corporate Governance), each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees are set forth in the following table.

Name	Audit	Compensation	Nominating and Corporate Governance
Ian Siegel
Brie Carere*			X
Emilie Choi*
Cipora Herman*	Chair	X
Blake Irving*		X	Chair
Brian Lee*	X
Eric Liaw*	X	Chair
*Independent director
Audit Committee
Our Audit Committee is comprised of Cipora Herman, Brian Lee, and Eric Liaw. Ms. Herman is the chairperson of our Audit Committee. Ms. Herman, Mr. Lee, and Mr. Liaw each meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. In addition, our Board of Directors has determined that each of Ms. Herman and Mr. Liaw is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose on her any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Each member of our Audit Committee is financially literate. Our Audit Committee is directly responsible for, among other things:
•selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks;
•reviewing and overseeing our policies related to compliance risks;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Our Board of Directors has adopted an Audit Committee Charter, which is available in the “Governance” section of our investor relations website located at ziprecruiter-investors.com.
The Audit Committee met fourteen (14) times during the fiscal year ended December 31, 2021.
Compensation Committee
Our Compensation Committee is comprised of Cipora Herman, Blake Irving, and Eric Liaw. Mr. Liaw is the chairperson of our Compensation Committee. Each member of this committee is an “independent director” for purposes of serving on the compensation committee under the NYSE rules, including the heightened independence standards for members of a compensation committee, and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board of Directors approve, the compensation and the terms of any compensatory agreements of our executive officers;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•administering our stock and equity incentive plans;

•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and
•establishing our overall compensation philosophy.
The Compensation Committee generally considers the recommendations of the Chief Executive Officer, Chief Financial Officer and Chief People Officer when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the sole authority and right to retain compensation advisors and other compensation consultants, accountants, legal counsel, experts, search firms and other advisors of its choice to assist in carrying out its responsibilities. In 2018, the Board first engaged the compensation consulting firm Semler Brossy Consulting Group, LLC (“Semler Brossy”) to assist in making decisions regarding the amount and types of compensation to provide our executive officers. As part of this process, the Compensation Committee reviews a compensation assessment provided by Semler Brossy comparing our compensation to that of a group of peer companies within our industry and meets with Semler Brossy to discuss our executive compensation and to receive input and advice. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Semler Brossy and has determined that Semler Brossy’s work does not raise a conflict of interest.
Our Board of Directors has adopted a Compensation Committee Charter, which is available in the “Governance” section of our investor relations website located at ziprecruiter-investors.com. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.
The Compensation Committee met five (5) times during the fiscal year ended December 31, 2021.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Brie Carere and Blake Irving. Mr. Irving is the chairperson of our Nominating and Corporate Governance Committee. Our Board of Directors has affirmatively determined that Ms. Carere and Mr. Irving each meet the definition of “independent director” under the NYSE rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board of Directors;
•recommending directors to serve on Board committees;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing succession plans for senior management positions, including the chief executive officer;
•reviewing proposed waivers of the Code of Business Conduct and Ethics for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board of Directors);
•evaluating, and overseeing the process of evaluating, the performance of our Board of Directors and individual directors; and
•advising our Board of Directors on corporate governance matters.
Our Board of Directors has adopted a Nominating and Corporate Governance Committee Charter, which is available in the “Governance” section of our investor relations website located at ziprecruiter-investors.com.
The Nominating and Corporate Governance Committee met one (1) time during the fiscal year ended December 31, 2021.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE APPROACH

Corporate and Social Responsibility
Our mission is to actively connect people to their next great opportunity. We work toward this mission with an understanding of our corporate responsibility to all of our stakeholders: employees, customers, job seekers, investors and the planet. By investing in our employees, diversity initiatives and culture, we build a strong, entrepreneurial space that fosters creativity and meaningful work. We take data protection and security very seriously and maintain high standards of governance. In 2021, our Board of Directors confirmed that our Nominating and Corporate Governance Committee will include oversight of environmental, social and governance (“ESG”) practices and initiatives within the committee’s mandate.

Diversity and Inclusion

Our commitment to diversity, equity, inclusion and belonging aligns with our mission to actively connect people to their next great opportunity. At ZipRecruiter, that means all people. We believe our Company is strengthened by a culture that embraces diversity, equity, inclusion and belonging. Our employee-led and executive-sponsored Diversity & Inclusion Council drives initiatives around training, education, recruiting, people analytics and our engaging Employee Resource Groups. In 2021, we won several awards including “Best Companies for Women” and “Best Companies for Diversity” from Comparably, which were based on feedback solely from female employees and employees of color, respectively, on their workplace experience.

Our Team and Culture

At ZipRecruiter, we believe our employees drive our long-term success. Our management team sets our talent vision and strategy. Our Compensation Committee meets with management regularly to discuss our compensation, talent acquisition and retention strategies in addition to cultural topics including employee diversity and engagement.

We foster an entrepreneurial culture of safety and innovation, empowering employees to take risks, challenge the status quo and do meaningful work. Our employees are encouraged to champion great ideas, embrace innovative approaches and use data to advocate for their point of view.

We are committed to keeping our employees rewarded, happy and engaged. We value high performance and focus on attracting and retaining results-oriented employees who are passionate about our mission. We use a variety of compensation tools to retain and reward employees whose achievements exceed our high expectations. We review compensation often to ensure our packages are competitive to the market and we benchmark to ensure fair and equitable pay practices. We have a robust benefits plan that offers medical and vision insurance in addition to dental benefits, fertility and adoption benefits, financial advisory services, mental health support and more. In response to the COVID-19 pandemic, we expanded our benefits to include more focused on wellness and mindfulness support, stress management, financial planning and more. We also support a remote work environment, giving employees the flexibility to work from either our offices or their homes.

We are committed to our employees’ career development. In 2021, we increased our investment in leadership development programs and other learning initiatives. We also grew our Learning and Development team, which leads online and self study workshops focused on leadership, technical competency, emotional intelligence, communication and business knowledge.

We regularly conduct surveys regarding employee satisfaction, well-being and engagement. In 2021 and 2022, we won several awards from Comparably including “Best Places to Work,” “Best Company Culture,” “Best Company for Happiness” and “Best Career Growth,” which are based on anonymous employee feedback surveys.

Governance

We maintain high standards in our corporate governance. Highlights of our corporate governance practices include:

•Six out of seven directors are independent
•Board diversity: 43% of our directors are women
•All of our Board committees are comprised of independent directors

•A Code of Business Conduct and Ethics that applies to all of our directors, officers and employees
•Our independent directors regularly meet in executive sessions
•Our insider trading policy contains anti-hedging and anti-pledging provisions
•All independent directors and executive officers are subject to a minimum equity holdings policy

Sustainability

We believe in the importance of caring for the environment. As COVID-19 forced our employee workforce to 100% remote, we embraced the changes in the way we work and collaborate. We continue to offer flexible work from home opportunities which decrease commute times. We are currently evaluating ways to optimize and minimize our carbon footprint.

Data Privacy and Protection

We are committed to protecting the privacy of our employers’ and job seekers’ data and safeguarding our systems, networks and services against cybersecurity risks, such as loss, unauthorized access, or other misuses.

This is why we:

•Obtained a SOC2 Type 1 report for the ZipRecruiter.com, ZipRecruiter Marketplace and Jobboard.io applications.
•Maintain an information security program in accordance with industry-accepted standards, applicable laws and regulations, and corporate policies and procedures.
•Have appropriate technical and organizational measures to ensure a level of security suitable to the risks that are presented by processing of data.
•Perform security and compliance vetting for all new third-party service providers and conduct reviews on an ongoing basis.
•Require annual security and privacy training for all employees.
•Maintain a privacy program that is designed to comply with applicable privacy law frameworks, including the General Data Protection Regulation (GDPR), California Consumer Privacy Act (CCPA), and EU-U.S. and Swiss-U.S. Privacy Shield Frameworks.

More information about our privacy practices can be found in our Global Privacy Policy, and for California residents we provide further information in our California Privacy Notice.

EXECUTIVE COMPENSATION
As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer during the year ended December 31, 2021, and our next two most highly compensated executive officers in respect of their service to our Company during the year ended December 31, 2021. We refer to these individuals as our named executive officers. Our named executive officers for the year ended December 31, 2021 who appear in the Summary Compensation Table below are:
•Ian Siegel, Chief Executive Officer;
•David Travers, President; and
•Qasim Saifee, Chief Operating Officer.
Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our named executive officers during the years ended December 31, 2021 and 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)		Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Ian Siegel Chief Executive Officer	2021	550,000	10,000,000	(5)	24,339,297	(6)	—	192,500	21,693	(7)	35,103,490
	2020	458,333	—		—		—	160,417	7,885		626,635
David Travers President	2021	425,227	—		5,022,602		—	148,830	9,885		5,606,544
	2020	343,079	—		669,444		—	120,078	9,486		1,142,087
Qasim Saifee Chief Operating Officer	2021	372,450	—		6,828,934		—	130,358	9,590		7,341,332
	2020	334,950	—		700,294		—	117,233	9,205		1,161,682
________________
(1)The amounts reported in this column represent the grant date fair value of restricted stock units (“RSUs”) granted to our named executive officers during fiscal years 2020 and 2021 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and excluding the effect of estimated forfeitures. Note that the amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by our named executive officers from such RSUs. The grants made in this column reflect equity awards granted pursuant to the terms of the offer letter for each named executive officer.
(2)The amounts reported include grants under our 2021 Annual Executive Incentive Plan (the “AEIP”). For additional information regarding the AEIP, see the section titled “—Elements of the Company’s Executive Compensation Program—Equity Compensation—2021 Annual Executive Plan.”
(3)The amounts reported represent performance-based cash bonuses under our Annual Incentive Plan. For additional information regarding non-equity incentive plan compensation, see the section titled “—Non-Equity Incentive Plan Compensation.”
(4)The amounts reported represent internet allowances, medical waiver, commuter allowances, cellphone allowances, and contributions to our 401(k) plan.
(5)The amount reported represents a special cash bonus in an amount equal to $10.0 million that was paid to Mr. Siegel in connection with our direct listing. See the section titled “Certain Relationships—CEO Letter Agreement.”
(6)The amount reported includes the grant date fair value of the CEO Grant (as defined below) to Ian Siegel, our chief executive officer, of $22.8 million, which was calculated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the relevant stock price targets may not be satisfied. The average grant date fair value of the CEO Grant was estimated to be $16.34 per share. For more information regarding the CEO Grant, see the section titled “Executive Compensation—Elements of the Company’s Executive Compensation Program—Equity Compensation—CEO Restricted Stock Unit Award.”
(7)The amount reported represents payment for legal services in connection with the CEO Grant.
Elements of the Company’s Executive Compensation Program
For the year ended December 31, 2021, the compensation for our named executive officers generally consisted of a base salary, cash bonuses, and equity awards. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success. We have engaged Semler Brossy, an independent national compensation consulting firm, to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, and provide guidance in administering our compensation programs.
Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.
Base Salaries
The named executive officers receive a base salary to compensate them for the services they provide to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.
Mr. Siegel’s base salary for 2021 was $550,000. Mr. Travers’s initial base salary for 2021 was $425,000. Pursuant to the new offer letter entered into with Mr. Travers in connection with his promotion to President, his base salary was increased to $430,000 effective December 15, 2021. Mr. Saifee’s initial base salary for 2021 was $339,900. Mr. Saifee’s base salary was increased to $380,000 effective July 1, 2021. In addition, pursuant to the new offer letter entered into with Mr. Saifee in connection with his promotion to Chief Operating Officer, his base salary was increased to $430,000 effective September 28, 2021.
The actual salaries paid to each named executive officer for 2021 are set forth above in the Summary Compensation Table in the column entitled “Salary.”
Non-Equity Incentive Plan Compensation
For the years ended December 31, 2021 and 2020, each of our named executive officers was eligible to receive a cash bonus based on our achievement of certain performance metrics established by the Compensation Committee of our Board of Directors, including certain corporate and individual performance goals. The Compensation Committee established target and maximum levels of performance for each metric and following the years ended December 31, 2021 and 2020, reviewed the level of achievement of each performance goal against the pre-established targets, and approved the payment of the respective bonuses set forth in the Summary Compensation Table above.
Equity Compensation
Outstanding Equity Awards
We maintain the ZipRecruiter, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) and the ZipRecruiter, Inc. 2014 Equity Incentive Plan (the “2014 Plan”).
Following the adoption of our 2021 Equity Incentive Plan (the “2021 Plan”) in connection with our direct listing in May 2021, no further grants were permitted to be made under the 2012 Plan or 2014 Plan, though existing awards remain outstanding. We believe that our ability to grant equity-based awards through the 2021 Plan is a valuable compensation tool that enables us to attract, retain, and motivate our employees (including the named executive officers), directors, and consultants by aligning their financial interests with those of our stockholders.
Prior Plan Awards
No equity awards under the 2012 Plan are currently held by our named executive officers. As described in the Outstanding Equity Awards at Fiscal Year End Table and related footnotes, certain equity awards under the 2014 Plan are currently held by our named executive officers. Each of the option grants under the 2014 Plan was granted with an exercise price per share equal to fair market value on the date of grant.

2021 Plan Awards
As described in further detail in the Outstanding Equity Awards at Year-End Table and related footnotes below, each of our named executive officers was granted equity awards under the 2021 Plan in 2021 as part of our equity program.

2021 Annual Executive Incentive Plan

In November 2021, the Compensation Committee approved a new 2021 Annual Executive Incentive Plan, or AEIP. Other than the CEO, whose award must be issued as RSUs, each of our plan participants was eligible to receive a bonus in the form of cash or in the form of RSUs, at the individual’s sole election. The bonus was based on achievement of certain annual 2021 revenue performance metrics established by the Compensation Committee. Elections were required to be made no later than December 1, 2021, and the amount of RSUs to be granted were the bonus divided by the average closing price per share for the seven-day period ending December 21, 2021. In March 2022, Messrs. Siegel, Travers and Saifee received awards of 24,500, 13,000, and 11,000 RSUs, respectively, pursuant to the AEIP; however, such awards were earned in 2021 and reflected in the Summary Compensation Table above. All such RSU awards were granted under the 2021 Plan.
CEO Restricted Stock Unit Award
In April 2021, we issued an RSU award (the “CEO Grant”) to Ian Siegel, our Chief Executive Officer, which provides for a grant of 1,398,000 RSUs. The CEO Grant will be eligible to vest based on the achievement of certain performance milestones, as further described below, subject to a minimum period of service as described therein, while Mr. Siegel remains our Chief Executive Officer and before the expiration date, as described therein, or earlier termination thereof pursuant to the terms of the 2014 Plan or the CEO Grant.
The performance milestones, which are further described in the CEO Grant, are as follows:
•If the liquid price per share, as defined in the CEO Grant, is at least 2.7 times the reference price, as defined in the CEO Grant, 20% of the RSUs subject to the CEO Grant will vest; provided that the minimum service period, as defined in the CEO Grant, is satisfied through the first anniversary of the grant date, as defined in the CEO Grant.
•If the liquid price per share is at least 3.3 times the reference price, 20% of the RSUs subject to the CEO Grant will vest; provided that the minimum service period is satisfied through the second anniversary of the grant date.
•If the liquid price per share is at least 4.1 times the reference price, 20% of the RSUs subject to the CEO Grant will vest; provided that the minimum service period is satisfied through the third anniversary of the grant date.
•If the liquid price per share is at least 5.1 times the reference price, 20% of the RSUs subject to the CEO Grant will vest; provided that the minimum service period is satisfied through the fourth anniversary of the grant date.
•If the liquid price per share is at least 6.3 times the reference price, 20% of the RSUs subject to the CEO Grant will vest; provided that the minimum service period is satisfied through the fifth anniversary of the grant date.
Other Elements of Compensation
Retirement Plans
We sponsor a broad-based 401(k) plan intended to provide eligible U.S. employees with an opportunity to defer eligible compensation up to certain annual limits. As a tax-qualified retirement plan, contributions (if any) made by us are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) plan. Our named executive officers are eligible to participate in our employee benefit plans, including our 401(k) plan, on the same basis as our other employees. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our employee benefit plans, including our medical, vision, group life, disability and accidental death and dismemberment insurance plans and dental benefit plan, in each case on generally the same basis as all of our other employees. We provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section above titled “—Retirement Plans.”
We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. The Board may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Tax gross-ups
We do not provide tax gross-ups to our executive officers, other than nominal amounts provided to all employees in connection with reimbursement of certain travel expenses as well as in connection with awards pursuant to our peer recognition program.
Stock Ownership Guidelines
In October 2021, we adopted stock ownership guidelines that are applicable to our executive officers, including our named executive officers, which we believe align their interests with those of our stockholders and promote a long-term perspective in managing our Company. Our executive officers are expected to satisfy the applicable guidelines set forth below within five years of the later of (i) the adoption of such guidelines, and (ii) the date of such individual’s appointment to a position with the Company that is subject to such guidelines, and to hold at least such minimum value in shares of Common Stock for so long as they are an executive officer.

Position	Value of Common Stock to be Owned
Chief Executive Officer	6X annual base salary
Chief Operating Officer and Chief Financial Officer	3X annual base salary
Other Executive Officers	1X annual base salary
Outstanding Equity Awards at Year-End Table
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021. For additional information regarding incentive plan awards, please refer to “—Equity Compensation” above.

				Option Awards				Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Ian Siegel	4/19/2021	(1)(5)	N/A	—	—	—	—	—	—	1,398,000	22,841,144
David Travers	2/4/2016	(1)(6)	8/17/2015	403,388	—	0.84	2/3/2026	—	—	—	—
	12/12/2017	(1)(7)	7/1/2017	268,947	—	3.70	12/11/2027	—	—	—	—
	2/14/2019	(1)(8)	1/1/2019	—	—	—	—	81,250	456,624	—	—
	2/28/2020	(1)(8)	1/1/2020	—	—	—	—	54,250	334,722	—	—
	3/24/2021	(1)(9)	1/1/2021	—	—	—	—	139,500	3,191,760	—	—
Qasim Saifee	7/30/2018	(1)(10)	6/11/2018	54,249	18,083	5.53	7/29/2028	—	—	—	—
	2/14/2019	(1)(8)	1/1/2019	—	—	—	—	31,250	175,625	—	—
	6/5/2019	(1)(8)	5/7/2019	—	—	—	—	25,000	145,500	—	—
	2/28/2020	(1)(8)	1/1/2020	—	—	—	—	56,750	350,147	—	—
	3/24/2021	(1)(11)	1/1/2021	—	—	—	—	116,250	2,659,800	—	—
	10/4/2021	(2)(12)	9/28/2021	—	—	—	—	93,750	2,617,500	—	—
________________
(1)Awards were granted under the 2014 Plan and are for shares of Class B common stock.
(2)Award was granted under the 2021 Plan and is for shares of Class B common stock.
(3)The amounts reported represent the grant date fair value of RSUs granted to our named executive officers as computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. Note that the amounts reported in this column reflect the accounting cost for these RSU awards and do not correspond to the actual economic value that may be received by our named executive officers from such RSU awards. The grants made in this column reflect equity awards granted pursuant to the terms of the offer letter for each named executive officer.
(4)The amount reported is the CEO Grant to Ian Siegel, our chief executive officer, with a grant date fair value of $22.8 million, which was calculated using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the relevant stock price targets may not be satisfied. The average grant date fair value of the CEO Grant was estimated to be $16.34 per share. For more information regarding the CEO Grant, see the section titled “—Elements of the Company’s Executive Compensation Program—Equity Compensation—CEO Restricted Stock Unit Award.”

(5)The award relates to the CEO Grant. The shares of our Class B common stock underlying the RSUs vest over a period of five years upon achievement of both time- and stock price-based vesting conditions. For more information regarding the CEO Grant, see the section titled “—Elements of the Company’s Executive Compensation Program—Equity Compensation—CEO Restricted Stock Unit Award.”
(6)This option was 100% vested on August 17, 2019.
(7)This option was 100% vested on July 1, 2021.
(8)The RSU awards will vest subject to the satisfaction of time- and service-based requirements, as well as achievement of certain liquidity event requirements. With respect to the time- and service-based requirements, RSU awards will vest with respect to 1/4th of the shares of our Class B common stock subject to the RSU award on the one-year anniversary of the vesting commencement date and the remaining 3/4th of the shares will vest as to 1/16th of the shares subject to RSU award quarterly thereafter, subject to the executive’s continued service to us as of each vesting date. The liquidity event requirement was satisfied upon the effectiveness of our direct listing in May 2021.
(9)The RSU awards will vest subject to the satisfaction of time- and service-based requirements, as well as achievement of certain liquidity event requirements. With respect to the time- and service-based requirements, the RSU awards will vest with respect to 1/16th of the shares of our Class B common stock subject to the RSU award, subject to Mr. Travers’s continued service to us as of each vesting date. The time- and service-based requirements are also subject to (a) an accelerated satisfaction of 50% of the not yet satisfied portion upon a Change in Control (as defined in the RSU award) and (b) a double trigger accelerated satisfaction of 100% of the not yet satisfied portion upon a qualifying termination of employment within six months before or any time after a Change in Control (as defined in the RSU award), as described in the “—Executive Compensation Arrangements” section below. The liquidity event requirement was satisfied upon the effectiveness of our direct listing in May 2021.
(10)The option awards will vest 1/48th monthly subject to Mr. Saifee’s continued service to us as of each vesting date.
(11)The RSU awards will vest subject to the satisfaction of time- and service-based requirements, as well as achievement of certain liquidity event requirements. With respect to the time- and service-based requirements, the RSU awards will vest with respect to 1/16th of the shares of our Class B common stock subject to the RSU award, subject to Mr. Saifee’s continued service to us as of each vesting date. The time- and service-based requirements are also subject to double trigger accelerated satisfaction of 100% of the not yet satisfied portion upon a qualifying termination of employment within twelve months before or any time after a Change in Control (as defined in the RSU award), as described in the “Executive Compensation Arrangements” section below. The liquidity event requirement was satisfied upon the effectiveness of our direct listing in May 2021.
(12)The RSU awards will vest 1/16th on each quarterly vesting date following the vesting commencement date, subject to Mr. Saifee’s continued service to us as of each vesting date. These RSU awards are subject to a double trigger accelerated vesting of 100% of the unvested portion of the RSUs upon a qualifying termination of employment, as described in the “—Executive Compensation Arrangements” section below.

Executive Compensation Arrangements
Offer Letters
We are a party to offer letters with each of our named executive officers setting forth the terms and conditions of employment of each named executive officer. These letters provide for at-will employment, standard benefit plan eligibility, and payments in the event of qualifying terminations of employment, as described below. Any potential payments and benefits due upon a termination of employment or a change in control of us are described below in the subsection titled “—Severance Arrangements.”
Severance Arrangements
We have entered into change in control and severance agreements with each of our executive officers, including our named executive officers, which provide for the following benefits if the executive is terminated by us without cause (as such term is defined in the change in control and severance agreement) outside of a change in control (as such term is defined in the change in control and severance agreement) in exchange for a customary release of claims: (1) a lump sum severance payment of six months’ base salary, (2) a lump sum payment equal to the executive officer’s then-current target bonus opportunity on a pro-rated basis, and (3) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for a period of twelve months.
If the executive officer’s employment is terminated by us without cause or by the executive for good reason within the three months preceding a change in control or within the 12 months following a change in control, the change in control and severance agreements provide the following benefits in exchange for a customary release of claims: (1) a lump sum severance payment of twelve months’ base salary, (2) a lump sum payment equal to 100% of the executive officer’s then-current target bonus opportunity on a pro-rated basis, (3) 100% acceleration of any then-unvested equity awards, other than awards that vest on the satisfaction of performance criteria; provided, however, with respect to any outstanding equity awards that would vest only upon satisfaction of performance criteria, such awards shall accelerate and become vested and exercisable as if such awards had been achieved at the greater of (x) actual achievement (if measurable on the date of termination) or (y) target levels, and (4) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for a period of twelve months.
Each change in control and severance agreement is in effect for three years, with automatic renewal unless we notify such executive officer of non-renewal at least three months prior to expiration. The benefits under the change in control and severance agreements are payable only to the extent greater than and not in duplication of any other cash severance and vesting acceleration arrangements.

Equity Incentive Arrangements
Existing Equity Plans
We currently maintain our 2021 Plan, as described above. Following the effectiveness of the 2021 Plan, no further grants will be made under either the 2012 Plan or the 2014 Plan, though option awards remain outstanding thereunder.
In addition, in April 2021, our Board of Directors and our stockholders approved our 2021 Employee Stock Purchase Plan (the “ESPP”), which became effective in connection with our direct listing in May 2021. Our ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, provided that the administrator may adopt sub-plans under the ESPP designed to be outside of the scope of Section 423 for participants who are non-U.S. residents.
The ESPP allows eligible employees the option to purchase shares of the Company’s Class A common stock at a 15% discount through payroll deductions of their eligible compensation, subject to certain plan limitations. The ESPP provides for six-month offering periods beginning February and August of each fiscal year. On each purchase date, eligible employees purchase the Company’s stock at a price per share equal to 85% of the lesser of the fair market value of the Company’s Class A common stock on (i) the offering date or (ii) the purchase date.
We initially reserved 1,333,059 shares of our Class A common stock for issuance and sale under the ESPP. The number of shares reserved for issuance and sale under our ESPP will increase automatically on January 1 of each of 2022 through 2031 by the number of shares equal to 1% of the aggregate number of outstanding shares of our Class A common stock and preferred stock as of the immediately preceding December 31, or a lesser number as may be determined by our Compensation Committee, or by our Board of Directors acting in place of our Compensation Committee. Subject to stock splits, recapitalizations, or similar events, no more than 13,330,590 shares of our Class A common stock may be issued over the term of the ESPP. As of the date hereof, 2,211,491 shares of our Class A common stock have been reserved for issuance under the ESPP.

DIRECTOR COMPENSATION
The table below provides information regarding the total compensation of the non-employee members of our Board of Directors who served on our Board of Directors during the year ended December 31, 2021. All compensation that we paid to Mr. Siegel, our only employee director, is set forth in the table above in “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Stock Awards ($)	Total ($)
Emilie Choi	35,027	—	—	35,027
Cipora Herman	56,044	—	—	56,044
Blake Irving	42,033	—	—	42,033
Brian Lee	35,027	—	—	35,027
Eric Liaw	46,236	—	—	46,236
____________________
(1)The following table sets forth information the aggregate number of shares of our Class B common stock underlying outstanding stock options held by our non-employee directors as of December 31, 2021 and the aggregate number of unvested shares of our Class B common stock underlying outstanding stock options held by our non-employee directors as of December 31, 2021:

Name	Number of Shares Underlying Stock Options Granted in the Year Ended December 31, 2021	Number of Shares Underlying Stock Options Held as of December 31, 2021	Number of Shares Underlying Unvested Stock Options Held as of December 31, 2021	Number of Shares Underlying RSUs Held as of December 31, 2021
Emilie Choi	—	143,122	18,334	—
Cipora Herman	—	174,166	45,834	—
Blake Irving	—	174,166	45,834	—
Brian Lee	—	220,000	—	—
Eric Liaw	—	—	—	—
(2)The amounts reported in the “Option Awards” column in the table above represent the grant date fair value of the stock options granted to our non-employee directors during the year ended December 31, 2021 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in the notes to our consolidated financial statements, which are included in the 2021 Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our non-employee directors from the stock options.
Non-Employee Director Compensation Policy
Prior to our direct listing in May 2021, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our Board of Directors or committees of our Board of Directors. In connection with the direct listing, we adopted a non-employee director compensation policy that is applicable to each of our non-employee directors. Pursuant to this non-employee director compensation policy, each non-employee director is eligible to receive certain cash retainers and equity awards. This policy is designed to attract, retain and reward non-employee directors.
Under this non-employee director compensation policy, each non-employee director receives the cash and equity compensation for Board services described below. We also reimburse our non-employee directors for reasonable, customary and documented travel expenses to Board of Directors meetings. The policy provides that in any fiscal year, no non-employee director may be issued cash payments and equity awards with a combined value greater than $750,000. The maximum limits do not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation
Each of our non-employee directors receives the following annual fees, which are paid quarterly in arrears and shall be pro-rated for partial quarters served, including for the initial quarter in which the policy was adopted:
•General Board Service Fee: $50,000
•Non-Executive Chairperson Fee (in addition to General Board Service Fee; in lieu of Lead Independent Director Service Fee set forth below): $30,000
•Lead Independent Director Service Fee (in addition to General Board Service Fee; not in addition to Non-Executive Chairperson Fee): $10,000
•Committee Chair Service Fee (in addition to General Board Service Fee):
◦Audit Committee chair: $20,000
◦Compensation Committee chair: $16,000
◦Nominating and Governance Committee chair: $10,000
Equity Compensation
Initial Award. Each new non-employee director appointed to our Board of Directors will be granted on the date of the non-employee director’s appointment to our Board of Directors a grant of RSUs (the “Initial Award”) with an aggregate value of $155,000. The number of shares subject to the Initial Award will be determined by dividing the value of the Initial Award by the average fair market value of a share of our Class A common stock for the 10 business days ending on the day preceding the grant date of the Initial Award, rounded down to the nearest whole share. The Initial Award will vest as to one-third of the shares subject to the Initial Award on the earlier of (1) each annual anniversary of the grant date of the Initial Award or (2) each annual meeting of our stockholders following the grant date of the Initial Award, in each case, so long as the non-employee director continues to provide services to the us through such date. In the event of a Corporate Transaction, as defined in our 2021 Plan, each outstanding Initial Award will vest in full.
Annual Award. On the date of each annual meeting of our stockholders, each non-employee director who is serving on our Board of Directors prior to, and will continue to serve on our Board of Directors following, such annual meeting will receive a grant of RSUs (an “Annual Award”) covering a number of shares of our Class A common stock with an aggregate value of $155,000. The number of shares subject to the Annual Award will be determined by dividing the value of the Annual Award by the average fair market value of a share of our Class A common stock for the 10 business days ending on the day preceding the grant date of the Annual Award, rounded down to the nearest whole share. Each Annual Award shall fully vest on the earlier of (1) the date of the next annual meeting of our stockholders and (2) the date that is one year following the grant date of the Annual Award, in each case, so long as the non-employee director continues to provide services to us through the applicable vesting date. In the event of a Corporate Transaction, as defined in our 2021 Plan, each outstanding Annual Award will vest in full.
Employee directors will receive no additional compensation for their service as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 15, 2022 for:
•each of our named executive officers;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person known by us to beneficially own more than 5% of any class of our Common Stock.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options or issuable pursuant to RSUs, or other rights held by such person that are currently exercisable or issuable or will become exercisable or issuable within 60 days of April 15, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The percentage ownership of each individual or entity is based on approximately 87,417,369 shares of our Class A common stock and 30,361,349 shares of our Class B common stock outstanding as of April 15, 2022. Unless otherwise indicated, the address of all listed stockholders is c/o ZipRecruiter, Inc., 604 Arizona Avenue, Santa Monica, California 90401.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned				% of Total Voting Power
	Class A		Class B
	Number	%	Number	%
Named Executive Officers and Directors:
Ian Siegel(1)	765,959	*	13,045,112	43.0%	37.7%
David Travers	980,266	1.1%	—	—%	*
Qasim Saifee	340,822	*	—	—%	*
Brie Carere(2)	2,582	*	—	—%	*
Emilie Choi	—	—%	—	—%	—%
Cipora Herman(3)	3,550	*	9,166	*	*
Blake Irving(4)	1,420	*	9,166	*	*
Brian Lee	4,540	*	—	—%	*
Eric Liaw(5)	5,365,937	6.1%	17,331,863	57.1%	50.7%
All executive officers and directors as a group (14 persons)(6)	8,231,707	9.4%	30,432,744	100.0%	88.7%
Other 5% Stockholders:
Entities affiliated with Institutional Venture Partners(7)	5,365,937	6.1%	17,331,863	57.1%	50.7%
Wasatch Advisors, Inc.(8)	11,983,415	13.7%	—	—%	1.7%
Entities affiliated with Ward Poulos(9)	8,132,712	9.3%	460,474	1.5%	2.5%
Entities affiliated with Willis Redd(10)	6,958,976	8.0%	1,214,400	4.0%	4.5%
Joseph Edmonds(11)	8,666,677	9.9%	—	—%	1.2%
____________________
*Represents beneficial ownership of less than 1%.
(1)Represents (a) 616,289 shares of Class A common stock held by The Siegel Family Trust; (b) 13,029,486 shares of Class B common stock held by The Siegel Family Trust; (c) 105,532 shares of Class A common stock held by Michael M. Siegel and Sheila J. Siegel, Trustees of The Siegel Community Property Trust dated April 27, 1995, As Amended; (d) 15,626 shares of Class B common stock held by Robert Eugene Tortorete; (e) 42,213 shares of Class A common stock held by Matthew Siegel; and (f) 1,925 shares of Class A common stock held by Ian Siegel. Ian Siegel has sole voting power with respect to the shares held by Robert Eugene Tortorete, Matthew Siegel, Ruth Tortorete, and The Siegel Community Property Trust dated April 27, 1995, As Amended. Michael Siegel and Sheila Siegel serve as trustees of The Siegel Community Property Trust dated April 27, 1995, As Amended. Ruth Tortorete has investment power over The Siegel Community Property Trust, subject to the terms of the trust. Ian Siegel and Rochelle Siegel are co-trustees of, and each have full authority to act on behalf of, The Siegel Family Trust.
(2)Represents 2,582 shares of Class B common stock that are issuable upon the vesting of RSUs within 60 days of April 15, 2022.
(3)Represents (a) 3,550 shares of Class A common stock and (b) 9,166 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 15, 2022.
(4)Represents (a) 1,420 shares of Class A common stock and (b) 9,166 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 15, 2022.
(5)Represents 5,365,937 shares of Class A common stock and 17,331,863 shares of Class B common stock held by entities affiliated with IVP, as reflected in footnote 7 below. Mr. Liaw, a member of our Board of Directors, is a general partner of IVP, and therefore, may be deemed to share voting and investment power with regard to the shares held directly by IVP. The address for Mr. Liaw is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.
(6)Represents (a) 8,229,125 shares of Class A common stock; (b) 30,407,537 shares of Class B common stock; (c) 2,582 shares of Class A common stock that are issuable upon the vesting of RSUs within 60 days of April 15, 2022; and (d) 25,207 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of April 15, 2022.
(7)Based solely on information contained on a Schedule 13G/A filed with the SEC on February 14, 2022. Represents (a) 1,784,475 shares of Class A common stock held by Institutional Venture Partners XV, L.P.; (b) 5,763,820 shares of Class B common stock held by Institutional Venture Partners XV, L.P.; (c) 3,571,967 shares of Class A common stock held by Institutional Venture Partners XIV, L.P.; (d) 11,537,381 shares of Class B common stock held by Institutional Venture Partners XIV, L.P.; (e) 9,495 shares of Class A common stock held by Institutional Venture Partners XV Executive Fund, L.P.; and (f) 30,662 shares of Class B common stock held by Institutional Venture Partners XV Executive Fund, L.P. Mr. Liaw, a member of our Board of Directors, is a general partner of IVP, and therefore, may be deemed to share voting and investment power with regard to the shares held directly by IVP. Institutional Venture Management XIV, LLC is the general partner of Institutional Venture Partners XIV, L.P. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, Jules A. Maltz, J. Sanford Miller and Dennis B. Phelps are the managing directors of Institutional Venture Management XIV, LLC and share voting and dispositive power over the shares held by Institutional Venture Partners XIV, L.P. Institutional Venture Management XV, LLC is the general partner of Institutional Venture Partners XV, L.P. Todd C. Chaffee, Somesh Dash, Norman A. Fogelsong, Stephen J. Harrick, Eric Liaw, Jules A. Maltz, J. Sanford Miller and Dennis B. Phelps are the managing directors of Institutional Venture Management XV, LLC and share voting and dispositive power over the shares held by Institutional Venture Partners XV, L.P. Institutional Venture Management XV, LLC is the general partner of Institutional Venture Partners XV Executive Fund, L.P. Todd C. Chaffee, Somesh Dash, Norman A. Fogelsong, Stephen J. Harrick, Eric Liaw, Jules A. Maltz, J. Sanford Miller and Dennis B. Phelps are the managing directors of Institutional Venture Management XV, LLC and share voting and dispositive power over the shares held by Institutional Venture Partners XV Executive Fund, L.P. The address for each of these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.
(8)Based solely on information contained on a Schedule 13G/A filed with the SEC on February 11, 2022. Wasatch Advisors, Inc. reported sole voting and sole dispositive power with respect to 11,983,415 shares of our Class A common stock as of December 31, 2021. The address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, Utah 84108.
(9)Represents (a) 460,474 shares of Class B common stock held by W & S Poulos Family Trust; (b) 2,830,227 shares of Class A common stock held by The Whittier Trust Company of Nevada, Inc., Trustee of the SSP Trust No. 1 dated July 11, 2017; (c) 1,236,130 shares of Class A common stock held by The Whittier Trust Company of Nevada, Inc., Trustee of the SSP Trust No. 2 dated July 11, 2017; (d) 2,830,226 shares of Class A common stock held by The Whittier Trust Company of Nevada, Inc., Trustee of the WAP Trust No. 1 dated July 11, 2017; and (e) 1,236,129 shares of Class A common stock held by The Whittier Trust Company of Nevada, Inc., Trustee of the WAP Trust No. 2 dated July 11, 2017. Ward Poulos has sole voting and investment power with respect to the W & S Poulos Family Trust. The Whittier Trust Company holds sole voting power and John O’Connor holds sole investment power with respect to the shares of Class A common stock and Class B common stock held by the Whittier Trusts, subject to the terms of each trust.
(10)Represents (a) 6,774,820 shares of Class A common stock held by The Redd Family Trust; (b) 155,126 shares of Class A common stock held by Willis Redd 2019 Grantor Retained Annuity Trust; (c) 15,750 shares of Class A common stock held by Richard Redd; (d) 7,200 shares of Class A common stock held by Abigail Carstetter; (e) 3,200 shares of Class A common stock held by Scott Carstetter; (f) 1,440 shares of Class A common stock held by Janise Rodgers; (g) 1,440 shares of Class A common stock held by Dane Rodgers; (h) 14,400 shares of Class B common stock held by

Ben Redd; and (i) 1,200,000 shares of Class B common stock held by the Redd Irrevocable Trust. Willis Redd has sole voting power with respect to the shares held by Richard Redd, Jeff Carstetter, Abigail Carstetter, Scott Carstetter, Janise Rodgers, Dane Rodgers, and Ben Redd. Willis Redd and Kelly Redd serve as Trustees of The Redd Family Trust and have shared voting and investment power with respect to the trust, subject to the terms of the trust. Will Redd serves as Trustee of Willis Redd 2019 Grantor Retained Annuity Trust and has sole voting and investment power with respect to the trust, subject to the terms of the trust. Jeff Carstetter and Kathy Carstetter serve as Trustees of Redd Irrevocable Trust, dated March 4, 2019 and have shared voting and investment power with respect to the trust, subject to the terms of the trust.
(11)Represents (a) 8,570,077 shares of Class A common stock held by Joseph Edmonds; (b) 16,000 shares of Class A common stock held by David Smith; (c) 200 shares of Class A common stock held by Sun Nam Smith; (d) 12,800 shares of Class A common stock held by Betheda Edmonds; (e) 16,000 shares of Class A common stock held by Nancy Edmonds; (f) 10,000 shares of Class A common stock held by Stacey Martin, as custodian for Wyatt Martin; (g) 12,800 shares of Class A common stock held by Julie Smith; (h) 16,000 shares of Class A common stock held by Linda Smith; and (i) 12,800 shares of Class A common stock held by Mon Agranat. Joseph Edmonds has sole voting power with respect to the shares held by David Smith, Sun Nam Smith, Betheda Edmonds, Nancy Edmonds, Stacey Martin, as custodian for Wyatt Martin, Julie Smith, Linda Smith, and Mon Agranat.

CERTAIN RELATIONSHIPS
In addition to the compensation arrangements, including employment, termination of employment and change in control and severance arrangements, discussed in the sections “Executive Compensation” and “Director Compensation,” the following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Unsecured Convertible Promissory Note Financing
In June 2020, we issued unsecured convertible promissory notes (the “Convertible Notes”) to certain of our stockholders in an aggregate principal amount of $25.0 million, at an interest rate of 2.5% per year, compounded annually; which interest rate would increase by 0.5% to 3.0% per annum on the two-year anniversary of the initial closing of the note financing and would further increase by an additional 0.5% on each six-month anniversary thereafter. Entities affiliated with IVP purchased $10.0 million of such convertible notes. IVP, together with its affiliates, is a beneficial holder of more than 5% of our outstanding capital stock. In addition, Eric Liaw, a member of our Board of Directors, serves as General Partner of IVP.
In May 2021, the Convertible Notes converted into shares of Class B common stock in connection with our direct listing and they were no longer outstanding as of December 31, 2021.
Omnibus Amendment to the Financing Documents
In April 2021, we entered into an omnibus amendment to certain financing documents, referred to herein as the Omnibus Amendment, with certain holders of our convertible preferred stock, including IVP, which is a holder of more than 5% of our capital stock. The Omnibus Amendment amended (1) that certain Right of First Refusal and Co-Sale Agreement, dated as of November 7, 2017, by and among us and the other parties thereto (the “ROFR and Co-Sale Agreement”), (2) that certain Voting Agreement, dated as of November 7, 2017, as amended by the First Amendment to Amended and Restated Voting Agreement dated as of April 11, 2018, by and among us and other parties thereto, collectively (the “Voting Agreement”), (3) that certain Management Rights Agreement, dated as of August 12, 2014, by and between us and Institutional Venture Partners XIV, L.P. (the “First IVP Letter”), and (4) that certain Management Rights Agreement, dated as of November 7, 2017, by and between us and Institutional Venture Partners XV, L.P., collectively (the “Second IVP Letter,” and together with the ROFR and Co-Sale Agreement, the Voting Agreement and the First IVP Letter, the “Financing Documents”). The Omnibus Amendment amended the Financing Documents such that each Financing Document terminated upon the effectiveness of the registration statement filed with the SEC in connection with our direct listing in May 2021.
Amended and Restated Investors’ Rights Agreement
In April 2021, we entered into an amended and restated investors’ rights agreement (the “Rights Agreement”) with certain holders of our convertible preferred stock, including IVP, which is a holder of more than 5% of our capital stock. These stockholders are entitled to rights with respect to the registration of their shares. For a description of these registration rights, see the section titled “Description of Class A Common Stock—Registration Rights” in Exhibit 4.6 to the 2021 Form 10-K.
CEO Letter Agreement
In April 2021, we entered into a letter agreement with Ian Siegel, our chief executive officer, pursuant to which a special cash bonus in an amount equal to $10.0 million was paid to Mr. Siegel in connection with our direct listing.
CEO Restricted Stock Unit Award
In April 2021, we issued the CEO Grant to Ian Siegel, our chief executive officer. For more information regarding the CEO Grant, see the section titled “Executive Compensation—Elements of the Company’s Executive Compensation Program—Equity Compensation—CEO Restricted Stock Unit Award.”

Indemnification Agreements
We have entered into, and plan on entering into, indemnification agreements with each of our current and future directors and executive officers. The indemnification agreements, our Amended and Restated Certificate of Incorporation, and our Restated Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Restated Bylaws also require us to advance expenses incurred by our directors and officers.
Review, Approval or Ratification of Transactions with Related Parties
In April 2021, we adopted written policies for the review and approval of transactions with related persons, consisting of a director conflicts and investment policy, administered by our Audit Committee, and our employee conflicts and investment policy, administered by our internal legal department. In addition, our practice has been to have all related party transactions reviewed and approved by a majority of the disinterested members of our Board of Directors, including the transactions described above. In connection our direct listing, we amended our existing policies in order to comply with applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
Our written related party transactions policy requires that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our Nominating and Corporate Governance Committee.
Prior to our direct listing, we had no formal, written policy or procedure for the review and approval of related party transactions. However, our practice was to have all related party transactions reviewed and approved by a majority of the disinterested members of our Board of Directors, including the transactions described above.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 604 Arizona Avenue, Santa Monica, California 90401 in writing not later than December 29, 2022.
Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Restated Bylaws. Our Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than the close of business on February 14, 2023 and no later than the close of business on March 16, 2023. The notice must contain the information required by the Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 14, 2023, then our Secretary must receive such written notice not later than the 90th day prior to the 2023 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

ADDITIONAL INFORMATION
Other Matters
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail, and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our Common Stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from our directors and executive officers, we believe that during the fiscal year ended December 31, 2021, all directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of Renata Dionello, our Chief People Officer (two late Form 4 filings), Ryan Eberhard, our former Chief Product Officer (two late Form 4 filings), Amy Garefis, our Chief Accounting Officer (one late Form 4 filing), Qasim Saifee, our Chief Operating Officer (two late Form 4 filings), Boris Shimanovsky, our Chief Technology Officer (two late Form 4 filings), and David Travers, our President (two late Form 4 filings).
ZipRecruiter’s 2021 Annual Report on Form 10-K
A copy of ZipRecruiter’s 2021 Form 10-K, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 21, 2022 without charge upon written request addressed to:
ZipRecruiter, Inc.
Attention: Secretary
604 Arizona Avenue
Santa Monica, CA 90401
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2021 Form 10-K at www.proxyvote.com. You also may access our 2021 Form 10-K at ziprecruiter-investors.com in the “Financials–SEC Filings” section.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

/s/ Ian Siegel
Ian Siegel
Chief Executive Officer

Santa Monica, California

April 28, 2022
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including statements that reflect our current expectations and projections with respect to, among other things, our financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important factors discussed under the caption “Risk Factors” in the 2021 Form 10-K and in other filings that we file with the SEC. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. ZipRecruiter does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

TRANSFER AGENT AND REGISTRAR
AST
6201 15th Avenue
Brooklyn, NY 11219

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/13/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Class I Directors for three year term

Nominees

01 Ian Siegel 02 Cipora Herman

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000568897_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

ZIPRECRUITER, INC.
Annual Meeting of Stockholders
June 14, 2022 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of ZipRecruiter, Inc. hereby appoint(s) Ian Siegel, David Travers and Ryan Sakamoto, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of ZipRecruiter, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on 6/14/2022, via the internet at www.virtualshareholdermeeting.com/ZIP2022, and any continuation, postponement or adjournment thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000568897_2 R1.0.0.24

Continued and to be signed on reverse side